Exhibit 99.1

Guardian Pharmacy Services, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

ATLANTA, March 26, 2025—(BUSINESS WIRE)— Guardian Pharmacy Services, Inc. (“Guardian”) (NYSE: GRDN), one of the nation’s largest long-term care (LTC) pharmacy services companies, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter and Full Year Highlights

Three Months Ended December 31, 2024

•

Revenue of $338.6 million, an increase of 20% year-over-year, driven by organic growth and the previously announced acquisitions of Heartland Pharmacy on April 1, 2024 and Freedom Pharmacy on November 1, 2024 (the “acquisitions”).

•	Resident Count of 186,000 at the end of the quarter, an increase of 14% year-over-year and up from 180,000 in the prior quarter, attributable to organic growth and the acquisitions.

•

Net Income of $11.8 million, a decrease of $2.7 million year-over-year, attributable to changes in income tax provision expense, share-based compensation expense, and expense associated with certain legal and other regulatory matters.

•

Adjusted EBITDA[1] of $25.9 million, an increase of 30% year-over-year. Adjusted EBITDA was positively impacted by organic growth and efficiencies gained year-on-year in administering flu and COVID-19 vaccine clinics within LTC facilities we serve.

Year Ended December 31, 2024

•	Revenue of $1.228 billion, an increase of 17% year-over-year, driven by organic growth and the acquisitions.

•

Net Income (loss) of ($71.0) million, a decrease of $108.8 million year-over-year, primarily attributable to $131.5 million of share-based compensation expense, $125.7 million of which was associated with the Company’s Corporate Reorganization and the initial public offering (“IPO”). This also resulted in a net loss per share for the year.

•	Adjusted EBITDA[1] of $90.8 million, an increase of 19% year-over-year.

•

We had no outstanding indebtedness as of year-end, as the term note and line of credit were paid off with IPO proceeds. We currently have $40 million available under our line of credit, with the ability to increase our overall credit facility up to $75 million.

“We’re proud to report that we ended the year on a strong note, exceeding our expectations for the fourth quarter and year ended December 31, 2024. The outperformance was driven by strong organic growth, acquisitions, and the new benefit of the seasonal trend related to conducting vaccine clinics in certain long-term care facilities we serve. Looking ahead, we enter 2025 well-positioned for success and we remain committed to continuing to meet the needs of all of the residents we serve,” said Fred Burke, President & CEO of Guardian.

Initial 2025 Full Year Guidance

As previously announced, Guardian is providing the following guidance for the full year 2025:

•	Revenue of $1.330 billion to $1.350 billion

•	Adjusted EBITDA of $97.0 million to $101.0 million

This guidance does not include potential future M&A activity and/or contiguous expansions. Additionally, guidance for Adjusted EBITDA includes a full year of incremental public company expenses of approximately $4.0 million, compared to just one quarter of related expenses in 2024.

Guardian has not provided a quantitative reconciliation of forecasted Adjusted EBITDA, which is a non-GAAP financial measure to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

[1]	Adjusted EBITDA is a non-GAAP financial measure. See reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, below.

Conference Call Information

Guardian will host a conference call to discuss its fourth quarter and full year 2024 financial results on Wednesday, March 26, 2025, at 4:30 p.m. ET. The conference call can also be accessed by dialing +1 (646) 564-2877 for U.S. participants, or +1 (800) 549-8228 for international participants, and referencing conference ID “69868.” A replay will be available online at https://investors.guardianpharmacy.com shortly after the call’s completion and will remain available for approximately 60 days.

About Guardian Pharmacy Services

Guardian Pharmacy Services is a leading long-term care pharmacy services company that provides an extensive suite of technology-enabled services designed to help residents of long-term health care facilities (“LTCFs”) adhere to their appropriate drug regimen, which in turn helps reduce the cost of care and improve clinical outcomes. As of December 31, 2024, our 51 pharmacies served approximately 186,000 residents in approximately 7,000 LTCFs across 38 states.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense; and volatility of our stock price. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in our most recent Annual Report on Form 10-K, which reports are made publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K and subsequent filings. Copies of our reports are available on our website at no expense at http:/.investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement our results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present Adjusted EBITDA and Adjusted SG&A, which are non-GAAP financial measures. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, certain legal and regulatory items, and IPO-related costs. We define Adjusted SG&A as GAAP selling, general, and administrative expenses adjusted to exclude the impact of share-based compensation, expenses relating to certain legal and regulatory items, and IPO-related costs. Adjusted EBITDA and Adjusted SG&A do not have a definition under GAAP, and our definition of Adjusted EBITDA and Adjusted SG&A may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA and Adjusted SG&A to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA and Adjusted SG&A provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA and Adjusted SG&A rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA and Adjusted SG&A do not consider the impact of share-based compensation; and

•	Adjusted EBITDA and Adjusted SG&A exclude the impact of certain legal and regulatory items, which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA and Adjusted SG&A should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA and Adjusted SG&A alongside other financial measures, including net income, GAAP selling, general, and administrative expense and our other financial results presented in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net income, and Adjusted SG&A to GAAP selling, general, and administrative expense, for the historical periods presented herein, please see the reconciliation tables below.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share amounts)	2023	2024
Assets
Current assets:
Cash and cash equivalents	$752	$4,660
Accounts receivable, net	77,262	97,153
Inventories	36,727	40,550
Other current assets	14,864	9,622

Total current assets	129,605	151,985
Property and equipment, net	45,064	49,883
Intangible assets, net	11,979	14,912
Goodwill	56,046	69,296
Operating lease right-of-use assets	28,113	29,079
Deferred tax assets	—	5,272
Other assets	358	383

Total assets	$271,165	$320,810

Liabilities and equity
Current liabilities:
Accounts payable	$85,603	$102,420
Accrued compensation	16,961	14,430
Line of credit	9,000	—
Notes payable, current portion	3,977	—
Operating leases, current portion	6,229	6,836
Other current liabilities	16,245	20,435

Total current liabilities	138,015	144,121
Notes payable, net of current portion	18,992	—
Operating leases, net of current portion	22,803	23,297
Other liabilities	31,496	3,416

Total liabilities	$211,306	$170,834

Commitments and contingencies (see Note 9)
Equity:
Members’ equity	28,209	—
Class A common stock- 700,000,000 shares authorized, par value $0.001, 9,200,000 shares issued and outstanding as of December 31, 2024	—	9
Class B common stock- 100,000,000 shares authorized, par value $0.001, 54,087,158 shares issued and outstanding as of December 31, 2024	—	54
Additional paid-in capital	—	125,484
Retained earnings	—	17,124
Non-controlling interests	31,650	7,305

Total equity	59,859	149,976

Total liabilities and equity	$271,165	$320,810

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31		Year Ended December 31,
(In thousands, except share and per share amounts)	2023	2024	2023	2024
Revenues	$281,067	$338,569	$1,046,193	$1,228,409
Cost of goods sold	226,489	271,465	837,883	984,038

Gross profit	54,578	67,104	208,310	244,371
Selling, general, and administrative expenses	39,054	50,349	167,364	307,291

Operating income (loss)	15,524	16,755	40,946	(62,920)
Other expenses:
Interest expense	739	421	2,859	3,278
Other expense (income), net	226	113	367	279

Total other expenses	965	534	3,226	3,557

Income (loss) before income taxes	14,559	16,221	37,720	(66,477)
Provision for income taxes	—	4,380	—	4,556

Net income (loss)	14,559	11,841	37,720	(71,033)
Less net income attributable to Guardian Pharmacy, LLC prior to the Corporate Reorganization	12,018	—	23,902	22,760
Less net income (loss) attributable to non-controlling interests	2,541	(102)	13,818	16,254

Net income (loss) attributable to Guardian Pharmacy Services, Inc.	$—	$11,943	$—	$(110,047)

Net income (loss) per share of Class A and Class B common stock [1]
Basic	N/A	$0.19	N/A	$(1.77)
Diluted	N/A	$0.19	N/A	$(1.77)
Weighted-average Class A and Class B common shares outstanding
Basic	N/A	62,043,311	N/A	62,005,811
Diluted	N/A	62,724,108	N/A	62,005,811

[1]

Basic and diluted net income (loss) per share of Class A and Class B common stock is applicable only for the period from September 27, 2024 through December 31, 2024, which is the period following the initial public offering (“IPO”) and related Corporate Reorganization.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2023	2024
Operating activities
Net income (loss)	$37,720	$(71,033)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,234	19,772
Share-based compensation expense (income)	(6,090)	131,490
Provision for losses on accounts receivable	5,070	6,370
Other	283	767
Changes in operating assets and liabilities:
Accounts receivable	(14,296)	(25,485)
Inventories	4,426	(1,151)
Other current assets	(4,688)	(1,979)
Accounts payable	6,295	13,230
Accrued compensation	3,013	(2,967)
Other operating liabilities	20,852	(11,054)

Net cash provided by operating activities	70,819	57,960
Investing activities
Purchases of property and equipment	(14,556)	(16,368)
Payment for acquisitions	(985)	(14,710)
Other	2,100	671

Net cash used in investing activities	(13,441)	(30,407)
Financing activities
Proceeds from equity offering, net of underwriter fees	—	119,784
Payments of equity offering costs	—	(4,157)
Payments to Class B common stock stockholders	—	(55,176)
Borrowings from notes payable	—	15,000
Repayment of notes payable	(4,000)	(38,000)
Borrowings from line of credit	269,500	189,300
Repayments of line of credit	(264,500)	(198,300)
Principal payments on finance lease obligations	(3,893)	(4,481)
Deferred payments related to acquisitions	(325)	—
Contributions from non-controlling interests	889	2,758
Distributions to non-controlling interests	(16,482)	(14,463)
Member distributions	(38,422)	(35,750)
Other	—	(160)

Net cash provided by (used in) financing activities	(57,233)	(23,645)
Net change in cash and cash equivalents	145	3,908
Cash and cash equivalents, beginning of period	607	752

Cash and cash equivalents, end of period	$752	$4,660

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$2,783	$3,121

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$5,873	$3,529

Accrued and capitalized offering costs recorded to additional paid-in capital	$—	$8,866

Non-cash equity contributions from non-controlling members	$—	$5,604

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED SG&A TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2024	2023	2024
Net income (loss)	$14,559	$11,841	$37,720	$(71,033)
Add:
Interest expense	739	421	2,859	3,278
Depreciation and amortization	4,714	5,153	18,234	19,772
Provision for income taxes	—	4,380	—	4,556

EBITDA	$20,012	$21,795	$58,813	$(43,427)

Share-based compensation (1)	(22,722)	3,461	(6,090)	131,490
Certain legal & other regulatory matters (2)	22,586	181	23,452	3,988
IPO-related costs (3)	—	453	—	453
Other (4)	—	—	—	(1,670)

Adjusted EBITDA	$19,876	$25,890	$76,175	$90,834

Net income (loss) as a percentage of revenue	5.2%	3.5%	3.6%	(5.8)%

Adjusted EBITDA as a percentage of revenue	7.1%	7.6%	7.3%	7.4%

GAAP selling, general, and administrative expenses	39,054	50,349	167,364	307,291
Subtract:
Share-based compensation (1)	(22,722)	3,461	(6,090)	131,490
Certain legal & other regulatory matters (2)	22,586	181	23,452	3,988
IPO-related costs (3)	—	453	—	453

Adjusted SG&A	$39,190	$46,254	$150,002	$171,360

GAAP selling, general, and administrative expenses as a percentage of revenue	13.9%	14.9%	16.0%	25.0%

Adjusted SG&A as a percentage of revenue	13.9%	13.7%	14.3%	13.9%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of restricted interest unit (“Restricted Interest Unit”) awards, which has historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified,resulting in share-based compensation expense of $125.7 million during the year ended December 31, 2024, based on the fair value of the modified awards. Going forward, these modified awards will be equity classified.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring costs associated with our IPO.
(4)	Represents non-recurring proceeds from settlements related to payor reimbursement, which were recorded as revenue upon settlement.

Contact:

GuardianPharmacyIR@westwicke.com